Exhibit 10.8

LICENSE AND API SUPPLY AGREEMENT

THIS LICENSE AND API SUPPLY AGREEMENT (this “Agreement”) is made and entered into effective as of April 16th, 2012 (the “Effective Date”) by and between CHONG KUN DANG PHARMACEUTICALS CORP., a corporation organized under the laws of Korea with a principal place of business at 368, 3-ga, Chungjeong-ro, Seodaemun-gu, Seoul 120-756, Korea (“CKD”), and CARA THERAPEUTICS, INC., a Delaware corporation with a principal place of business at One Parrott Drive, Shelton, CT 06484 (“Cara”). Cara and CKD may be referred to herein individually as a “Party”, and collectively as the “Parties.”

RECITALS

WHEREAS, Cara owns or controls certain patent rights and know-how relating to a proprietary drug product referred to as CR-845, which may be useful for treating pain and uremic pruritus in humans; and

WHEREAS, CKD has capabilities in the development, manufacture and commercialization of pharmaceutical compounds; and

WHEREAS, CKD desires to obtain from Cara, and Cara is willing to grant to CKD, the exclusive license to develop, manufacture, and commercialize drug products containing CR-845 in South Korea, on the terms and conditions set forth herein; and

WHEREAS, CKD desires to obtain from Cara, and Cara is willing to supply to CKD, amounts of CR-845 (up to its requirements) in the form of bulk active pharmaceutical ingredient, for use in the development and commercialization in the licensed Territory, on the supply terms and conditions as set forth herein and in a supply agreement to be negotiated by the Parties;

NOW, THEREFORE, based on the premises and the mutual covenants and obligations set forth below, and intending to be bound hereby, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings as set forth below:

1.1 “Affiliate” means, with respect to a Party, an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” means (with correlative meanings for the

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terms “controlled by” and “under common control with”) the possession, direct or indirect, of the power to cause the direction of the management and policies of the applicable entity, whether through ownership of fifty percent (50%) or more of the voting securities of such entity, by contract or otherwise. An entity will be an Affiliate for purposes of this Agreement only so long as it satisfies the definition set forth above in this Section.

1.2 “Applicable Laws” means all laws, statutes and governmental rules and regulations applicable to any of the activities conducted under this Agreement.

1.3 “API Supply Price” means, as to a particular Licensed Product sold by CKD (or its Affiliate), actual cost of the CR-845 API in such Licensed Product (based on the Transfer Price charged by Cara for the applicable batch or lot of CR-845 API included in such Licensed Product).

1.4 “Cara Indemnitees” shall have the meaning ascribed to such term in Section 9.2.

1.5 “CKD Product Data” means all data and other results generated in any clinical trials or other studies on a Licensed Product conducted by or on behalf of CKD or its Affiliate.

1.6 “CKD Indemnitees” shall have the meaning ascribed to such term in Section 9.1.

1.7 “CKD Know-How” means any know-how, trade secret, experimental data, formula, experimental procedure, pre-clinical and clinical data and other confidential and/or proprietary information that (a) is Controlled by CKD or its Affiliates, and (b) is necessary or useful for the research, development, use, manufacture or sale of CR-845 and/or Licensed Product.

1.8 “CKD Patent” means any patent or patent application that (a) is Controlled by CKD or its Affiliates, and (b) claims or covers the research, development, use, manufacture or sale of CR-845 and/or a Licensed Product.

1.9 “CR-845” means the compound of Cara described in Exhibit A of this Agreement.

1.10 “CR-845 API” means CR-845 in bulk active pharmaceutical ingredient form, ready for formulation into final drug product.

1.11 “Claim” means any claim, allegation, suit, complaint, action or legal proceeding.

1.12 “COGS” means, with respect to a particular Licensed Product, the sum of the following amounts: the API Supply Price, plus the Finished Product Manufacturing Cost, plus the Royalty Amount, in each case as applicable to such Licensed Product.

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1.13 “Commercialize” or “Commercialization” means those activities relating to the promotion, marketing, distribution and/or sale of Licensed Products, including Phase IV Trials or equivalent clinical trials conducted following Regulatory Approval to market a pharmaceutical product.

1.14 “Commercially Reasonable Efforts” means, with respect to specific tasks or activities conducted under this Agreement, the level of efforts and resources commonly used in the pharmaceutical industry to conduct such tasks or activities with respect to products at a similar stage (to the applicable Licensed Product) in its product life and of similar market potential, based on information and conditions then-prevailing.

1.15 “Confidential Information” of a Party means all confidential or proprietary Information received or otherwise obtained by the other Party from such Party or its Affiliates pursuant to this Agreement, but excluding any specific Information that:

(a) is now, or hereafter becomes, generally available to the public through no fault of the receiving Party, or its Affiliates, or any entity that obtained such information or materials from the disclosing Party;

(b) the receiving Party or its Affiliates already possesses, as evidenced by its written records, prior to receipt thereof from the disclosing Party;

(c) is obtained without restriction from a Third Party that had the legal right to disclose the same to the receiving Party or its Affiliates; or

(d) has been independently developed by the receiving Party or its Affiliates without the aid, application or use of any Confidential Information of the disclosing Party, as demonstrated by competent written proof.

1.16 “Control” means, with respect to any material, item of Information, or intellectual property right, the possession (whether by ownership or license, other than by a license granted pursuant to this Agreement) by a Party or its Affiliate of the ability to grant to the other Party access to use, ownership, a license and/or a sublicense as provided for in this Agreement under such item or right without violating the terms of any agreement or other arrangement with any Third Party as of the time such Party would first be required hereunder to grant the other Party such access, ownership, license, or sublicense (as applicable).

1.17 “Dollar” or “$” means a United States dollar.

1.18 “Drug Product” means the finished dosage form that contains CR-845 API, generally, but not necessarily, in association with other active or inactive ingredients, and not necessarily labeled or packaged.

1.19 “FDA” means the United States Food and Drug Administration, or any successor thereto.

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1.20 “Field of Use” means use in the treatment of pain and/or uremic pruritus and all additional indications with any pharmaceutical formulation.

1.21 “Finished Product” means a Licensed Product in final form ready for commercial sale, in primary packaging.

1.22 “Finished Product Manufacturing Cost” means, with respect to a particular Licensed Product, the actual costs of CKD to make Finished Product form of such Licensed Product, but excluding the cost of the CR-845 API in such product and any Royalty Amount.

1.23 “GAAP” means United States generally accepted accounting principles.

1.24 “IND” means an Investigational New Drug application, as defined in 21 C.F.R. 312 or any successor regulation, or the equivalent application to the Regulatory Authority in the Territory.

1.25 “Indemnified Party” shall have the meaning ascribed to it in Section 9.3.

1.26 “Indemnifying Party” shall have the meaning ascribed to it in Section 9.3.

1.27 “Information” means any and all data, results, improvements, processes, methods, protocols, formulas, inventions, know-how, trade secrets and any other information, patentable or otherwise, which may include (but is not limited to) scientific, research and development, manufacturing know-how, pre-clinical, clinical, regulatory, manufacturing, safety, marketing, financial and commercial information or data.

1.28 “Launch Date” means the date on which a Licensed Product is first sold by CKD to a Third Party in the Territory, after Regulatory Approval for the Licensed Product has been granted in such country.

1.29 “License Fee” shall have the meaning ascribed to it in Section 6.1.

1.30 “Licensed Know-How” means the Information that (a) is Controlled by Cara, and (b) is directly related to Licensed Product and CR-845 API and is necessary for the research, development, manufacture, use, or sale of Licensed Product and research, development, manufacture and use of CR-845 API in the Field of Use in the Territory.

1.31 “Licensed Patent Rights” means:

(a) the patents and patent applications set forth in part 2 of Exhibit B;

(b) any and all patent applications that are continuations or divisionals of the patent applications described in (a) above;

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(c) any and all issued and unexpired patents resulting from any of the applications described in (a) or (b) above; and

(d) any and all issued and unexpired reissues, reexaminations, renewals, or extensions of any of the patents described in (a), (b) or (c) above.

1.32 “Licensed Product” means any pharmaceutical preparation containing CR-845 intended for use in the Field of Use.

1.33 “Licensed Technology” means the Licensed Patent Rights and Licensed Know-How.

1.34 “Losses” means costs and expenses (including, without limitation, reasonable legal expenses and attorneys’ fees), judgments, liabilities, fines, damages, assessments and/or other losses.

1.35 “Marketing Approval Application” means the appropriate application or registration submitted to the appropriate Regulatory Authority in the Territory to seek Regulatory Approval.

1.36 “Net Sales” means, with respect units of Licensed Products sold, transferred or used by or for CKD and its Affiliates and Sublicensees in the applicable time period, the amount equal to: (a) the total number of units of Licensed Product, times (b) [*], and minus (c) the following deductions to the extent actually incurred with respect to such sales: (i) [*].

All of the sales, and deductions taken above, shall be determined in accordance with GAAP.

Any disposal of Licensed Products for, or use of Licensed Products in, clinical or pre-clinical trials without charge, given as free samples, including sample cards, or distributed for indigent programs shall not be included in Net Sales.

Upon any sale or other disposal of any Licensed Product that should be included within Net Sales for any consideration other than an exclusively monetary consideration on bona fide arm’s-length terms, then for purposes of calculating the Net Sales under this Agreement, such Licensed Product shall be deemed to be sold exclusively for money [*].

1.37 “NHIP Price” means, with respect to a Licensed Product sold or otherwise commercialized the greater of: (a) [*]; or (b) [*].

1.38 “Phase IV Trial” means a clinical trial of a pharmaceutical product initiated in a country in an approved indication after receipt of Regulatory Approval for such product in such indication in such country, to delineate additional information about such product’s risks, benefits and optimal use.

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1.39 “Regulatory Approval” means any approvals (including supplements, amendments, pre- and post-approvals and price approvals), licenses, registrations or authorizations of any national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the manufacture, marketing, distribution, use or sale of a Licensed Product in the Territory.

1.40 “Regulatory Authority” means any regulatory agency, department, bureau, commission, council or other governmental entity involved in granting approvals for the development, manufacturing, marketing, reimbursement and/or pricing of a Licensed Product in in the Territory.

1.41 “Regulatory Documents” means all regulatory documents and filings, correspondence with Regulatory Authorities, annual reports and amendments thereto related to a Licensed Product.

1.42 “Royalty Amount” means, with respect to a particular Licensed Product sold commercially in the Territory, the actual amount (in Dollars) payable by CKD to Cara as royalty on such sale pursuant to Section 6.3.

1.43 “Royalty Term” means, with respect to a particular Licensed Product (on a Licensed Product-by-Licensed Product basis), the period from the Launch Date of the particular Licensed Product in the Territory until the later of: (i) expiration of the last–to-expire Valid Claim covering such Licensed Product (provided that there are no ongoing sales in the Territory of a product which contains an identical compound with CR-845 by Third Party until its expiration in the Territory), or (ii) expiration of any market exclusivity period granted by a Regulatory Authority with respect to such Licensed Product in the Territory (e.g., “data” exclusivity periods).

1.44 “Specifications” means the specifications for CR-845 API approved by FDA, as established by Cara in consultation with CKD.

1.45 “Sublicensee” means an entity to which CKD has granted a sublicense as permitted in Section 2.1, with Cara’s prior written approval.

1.46 “Supply Agreement” means the supply agreement entered into by the Parties regarding supply to CKD of CR-845 API, as contemplated in Section 5.1.

1.47 “Term” means the term of this Agreement as set forth in Section 11.1.

1.48 “Territory” means the Republic of Korea.

1.49 “Third Party” means any person, company or other business entity other than Cara or CKD or an Affiliate of either of them.

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1.50 “Third Party Transaction” shall have the meaning ascribed to it in Section 2.6.

1.51 “Trademark” means any trade name, service mark, logo or trademark (whether or not registered), together with all goodwill associated therewith, and any renewals, extensions or modifications thereto.

1.52 “Transfer Price” means, as to a particular batch or lot of CR-845 API sold to CKD under the Supply Agreement, the price charged by Cara (on a per unit basis) for such CR-845 API.

1.53 “Valid Claim” means an unexpired claim of an issued patent within the Licensed Patent Rights that (a) has not been found to be unpatentable, invalid or unenforceable by a court or other authority in the country of the patent, from which decision no appeal is taken or can be taken, and (b) claims or covers CR-845 or Licensed Product.

ARTICLE 2

LICENSES AND RELATED RIGHTS

2.1 License Grant. Subject to the terms and conditions of this Agreement, Cara hereby grants to CKD an exclusive (even as to Cara) license, including the right to grant sublicenses to Sublicensees provided that CKD obtains Cara’s prior written approval of the sublicense grant and the sublicensee (such approval not to be unreasonably withheld), under the Licensed Patent Rights and the Licensed Know-How solely to develop, manufacture, use, sell, have sold, offer for sale and import Licensed Products during the Term, and to develop, manufacture and use CR-845 API in the Territory within the Field of Use during the Term.

2.2 Retained Rights. Notwithstanding the licenses granted to CKD pursuant to Section 2.1, Cara retains all rights under the Licensed Technology: (a) to manufacture CR-845 and CR-845 API; (b) as needed to fulfill its obligations under this Agreement and the Supply Agreement; and (c) to conduct research, development, manufacturing and commercialization activities with respect to all products other than Licensed Products in the Field of Use in the Territory.

2.3 Limitations on License Rights. CKD hereby covenants and agrees that it shall not, and its Affiliates shall not, (a) use or practice the Licensed Technology for any use or purpose other than as expressly permitted in the license granted in Section 2.1, or (b) develop, use, promote, market, offer for sale or sell any product containing CR-845 for any use outside of the Field of Use, or (c) market, promote or sell any Licensed Product outside the Territory, which rights are expressly and exclusively reserved to Cara. It is understood and agreed that Cara retains exclusively all rights to the Restricted Manufacturing Information and has no obligation to disclose the same to CKD (except as may otherwise be provided in the Supply Agreement).

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2.4 CKD License. Subject to the terms and conditions of this Agreement, CKD hereby grants to Cara a non-exclusive license (or sublicense, as applicable), with full rights to grant sublicenses, under the CKD Product Data, the CKD Know-How, and the CKD Patents solely to research, develop, seek regulatory approval of, promote, market, use, offer for sale and sell products containing CR-845 for all purposes outside the Territory. [*].

2.5 Trademarks. CKD shall have the right to select and register the Trademark(s) for use in connection with the promotion and commercialization of Licensed Product in the Territory (the “Product Marks”), provided that no such Trademark shall be confusingly similar to or dilutive of any Trademarks owned by Cara or its Affiliate. CKD shall own any such Product Mark which is created by CKD for the Licensed Product in the Territory, and will directly resister, use, control and maintain the Product Mark(s) in the Territory.

ARTICLE 3

TRANSFER OF INFORMATION; DEVELOPMENT AND REGULATORY MATTERS

3.1 Product Information Transfer.

(a) Licensed Know-How. Promptly after the Effective Date, Cara will provide to CKD copies of the Licensed Know-How necessary for CKD to develop and seek Regulatory Approval of Licensed Product in the Territory, and of any Regulatory Documents applicable for use in the Territory and directly relating to the Field of Use, to the extent then in its possession and Control. The clinical data portion of the Licensed Know-How will be provided to CKD in computer-readable, SAS transport format, where practicable and available, and otherwise in printed format. All other portions of the Licensed Know-How will be provided to CKD in written form, electronically if reasonably practicable and otherwise in hard copy documents. Data from all clinical trials directly applicable to the Field of Use conducted by or on behalf of Cara or its assignee of this Agreement will also be provided in signed clinical study reports. Data relating directly to the Field of Use from any ongoing clinical trials will be provided in written reports, summaries or manuscripts where available. If, during the Term, information is identified that is Controlled by Cara or its Affiliates and was as of the Effective Date, is reasonably necessary for the development or Commercialization of Licensed Products in the Territory in the Field of Use as contemplated in this Agreement, and should be included in the Licensed Know-How provided under this Section 3.1 but was not previously provided to CKD pursuant to this Section 3.1, then Cara will provide such Licensed Know-How to CKD promptly after such identification.

(b) Reserved Rights. Notwithstanding the disclosures in subsection (a) above, it is understood that Cara shall have and retains the full rights to use, review, access, reference and incorporate all Licensed Know-How (including all data and information in Regulatory Documents disclosed to CKD) to satisfy its obligations hereunder and to exercise all of its retained rights.

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3.2 Clinical Development. Subject to the terms of this Agreement, Cara shall be responsible for: (a) conducting all clinical development and other studies that is needed in order to obtain or maintain Regulatory Approvals of the Licensed Products in the United States reasonably in accordance with the development timeline in the Exhibition C established by Cara, and (b) providing CKD with all the Regulatory Documents submitted to FDA and needed in order to obtain Regulatory Approvals of Licensed Products in the Territory. Cara shall use Commercially Reasonable Efforts to conduct such development and studies. CKD shall be responsible for conducting all additional clinical development and other studies in the Territory on Licensed Products that is needed in order to obtain or maintain Regulatory Approvals of Licensed Products in the Territory, to the extent that such additional clinical trial(s) are needed in order to obtain Regulatory Approval of Licensed Products on the basis of CKD’s strategy of development and commercialization in the Territory. In this case, CKD shall conduct all such clinical trials and other studies on Licensed Product strictly in accordance with a clinical plan and study protocols reviewed and approved by Cara. CKD shall keep Cara fully informed of the progress of all such work and trials on Licensed Product conducted by or on behalf of CKD, and shall disclose all data, results and other Information generated, made or identified in any such work or trials. Cara shall have the full rights to use (and to license its other licensees to use) all such Information for all purposes relating to research, development and/or Commercialization of Licensed Products outside the Territory except upon termination of this Agreement pursuant to Section 11.2(c). To facilitate the foregoing, CKD will provide Cara accurate and complete English translations, at CKD’s costs and expenses for translation, of a summary of all such plans and protocols, and all Information generated in such work or trials. Pursuant to the disclosures under Section 3.1 above, Cara shall keep CKD reasonably informed of the progress and results of Cara’s development work on Licensed Product, to the extent needed by CKD for its obtaining or maintaining Regulatory Approval in the Territory, and shall disclose all data made from such trials to the extent needed by CKD for such Regulatory Approval. CKD shall have the rights to use such Licensed Know-How as permitted in Section 2.1.

3.3 Communications with Regulatory Authorities. From and after the Effective Date, except as otherwise set forth in this Agreement, CKD shall be responsible for all contacts with Regulatory Authorities with respect to Licensed Products in the Territory within the Field of Use. CKD shall have the responsibility, subject to the terms of this Agreement, to prepare and submit (a) all regulatory filings with Regulatory Authorities in the Territory as needed to conduct its clinical development of Licensed Products in the Territory, and (b) all applications to obtain Regulatory Approvals in the Territory. All such regulatory submissions shall be in compliance with all Applicable Laws. CKD shall keep Cara fully informed regarding all such regulatory activities, shall provide to Cara copies of all regulatory submissions (including applications for Regulatory Approval) in the Territory and of all responses from Regulatory Authorities, shall provide Cara reasonable advance notice of any meetings or scheduled discussions with Regulatory Authorities in the Territory regarding Licensed Products, and shall update Cara as

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requested as to all progress and results of all such regulatory filings and meetings. Cara shall have the right to comment on all draft regulatory submissions, and CKD shall use reasonable efforts to accommodate all such comments. CKD shall use Commercially Reasonable Efforts, including conducting all such activities as needed, to obtain Regulatory Approvals in the Territory as soon as possible. Cara will use reasonable efforts to provide a reasonable level of assistance to CKD in its efforts to prepare and to make regulatory submissions leading to Regulatory Approvals in the Territory. Cara shall have the right to use any such regulatory submissions for any of its (or its Affiliates’ or other licensees’) activities involving Licensed Products outside the Territory except upon termination of this Agreement pursuant to Section 11.2(c). At CKD’s request, and subject to Cara personnel being available, Cara shall use reasonable efforts to assist and participate in such regulatory discussions, such participation to be paid for by CKD at Cara’s standard FTE rate for the applicable personnel (and including payment of all of Cara’s reasonable external expenses, including travel, per diem and lodging, incurred in performing such requested participation). In addition, Cara shall have the right to attend, at its own initiative and cost, meetings with Regulatory Authorities in the Territory regarding Licensed Product (but Cara shall not actively participate in such meetings except to the extent requested by CKD). CKD shall disclose and provide to Cara all regulatory and related development information, including but not limited to Regulatory Authority communications, protocol submissions, annual reports, and licensing applications in a reasonable timeframe.

3.4 Regulatory Filings. CKD shall prepare and file with the appropriate Regulatory Authorities in the Territory, at its sole expense and in its own name, all documents (including all INDs) that are necessary to conduct any needed clinical studies of the Licensed Products, and all applications for Regulatory Approval that are needed to market and sell Licensed Products in the Field of Use in the Territory. If reasonably requested by CKD, Cara shall provide reasonable consultation, as necessary with respect to CKD’s use, in the Territory for regulatory matters as permitted herein, of the Regulatory Documents and clinical data generated by Cara outside Territory and provided to CKD under this Agreement. Promptly after the submission of each such regulatory filing, CKD shall notify Cara that such regulatory filing has been made, and upon Cara’s request, CKD shall provide Cara with a copy of each such filing at CKD’s costs and expenses. In conjunction with such filings and at CKD’s reasonable request, Cara shall furnish to CKD or, at Cara’s sole option, directly to the appropriate Regulatory Authorities, such Information regarding the manufacture of the CR-845 API (such as CMC information) that is (i) already in the possession and Control of Cara or its Affiliate and (ii) is necessary to the IND or to obtain such Regulatory Approval for the Licensed Product. If Cara elects to provide such Information directly to the appropriate Regulatory Authorities rather than to CKD, Cara shall provide the appropriate authorization letters to relevant Regulatory Authority to enable CKD to reference such regulatory filings for purposes of applying for and supporting CKD’s IND and applications for Regulatory Approval of Licensed Products.

3.5 Event Reporting. CKD shall be responsible for reporting all Events (as defined below) associated with the development or Commercialization of a Licensed Product in the Territory to the appropriate Regulatory Authorities in the Territory, in accordance with all

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Applicable Laws, and shall provide Cara copies of all such reports promptly after filing with the Regulatory Authorities. Additionally, in the event either Party receives information regarding Events related to the use of a Licensed Product, such Party shall promptly provide the other Party with such information in accordance with the a separate Safety Agreement to be entered into by the Parties promptly. For purposes of this Section 3.4, “Event” shall mean any adverse event, adverse drug reaction or medical device report, including, without limitation, malfunctions, product failure, improper or inadequate design, manufacturer labeling or user error reported during the use of the Licensed Product by or on behalf of CKD, its Affiliates, and customers (including, without limitation, end users purchasing any Licensed Product or using any Licensed Product purchased from any of the foregoing). CKD shall notify Cara immediately of any Information received regarding any threatened or pending action by any public authority that may affect or related to the safety, efficacy, or other labeling claims of any CR-845 product.

3.6 Rights of Reference. CKD shall provide Cara in writing letters of reference, granting Cara (and its Affiliates and sublicensees) the right of reference for all purposes relating to development or commercialization of products containing CR-845 outside the Territory except upon termination of this Agreement pursuant to Section 11.2(c), with respect to all filings with Regulatory Authorities made by or on behalf of CKD or its Affiliate in the Territory relating to Licensed Product, and to all Regulatory Approvals. Such letters of reference shall expressly permit Cara to transfer such rights to its Affiliates and licensees and allow such entities the right of reference to all such filings and Regulatory Approvals for anywhere outside the Territory except upon termination of this Agreement pursuant to Section 11.2(c), and such rights of reference shall expressly be binding on any assignee or transferee of CKD’s rights to such filings and Regulatory Approvals under this Agreement. If the FDA, or any other Regulatory Authority outside the Territory, requires access to certain portions of any such filings, registrations and approvals related to CR-845 and/or Licensed Product for legal or regulatory purposes in connection with Cara’s or its Affiliate’s or licensee’s development and/or commercialization efforts, including without limitation for making patent-related submissions, then CKD shall cooperate with such Regulatory Authority and make such portions available to the Regulatory Authority and, if legally required for Cara to submit or pursue an application for Regulatory Approval, to Cara (or its Affiliate or sublicensee) solely for such purpose. For all purposes involving the development or commercialization of Licensed Products in the Territory pursuant to the license granted in Section 2.1, CKD shall have the right of reference during the Term equivalent to Cara’s right ascribed in this section 3.6.

3.7 Recall Matters. CKD shall observe and conform at all times with all legal requirements in order to maintain an effective system for the recall from the market in the Territory of any Licensed Product used or sold in the Territory. CKD will be responsible for conducting, in accordance with all Applicable Laws, all withdrawals or recalls of Licensed Products used or sold in the Territory (except as may be otherwise provided in the Supply Agreement between the Parties), and will provide Cara with reasonable notice under the circumstances of such intended withdrawal or recall in an appropriate time, to the extent practicable, for Cara and CKD to discuss such intended action. CKD shall be responsible for, and

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shall hold harmless and indemnify Cara and its Affiliates from and against, any and all Losses resulting from any such recall or withdrawal of the Licensed Product used or sold in the Territory, except that Cara shall be responsible for the costs and expenses of a recall or withdrawal that is directly caused by a manufacturing defect in CR-845 API supplied by Cara to CKD under the Supply Agreement, which may include recalls due to safety issue fundamentally originated in manufacturing defects in the CR-845 API which is contained in Finished Product.

ARTICLE 4

DILIGENCE

4.1 Diligence. CKD shall use good faith Commercially Reasonable Efforts to develop, obtain Regulatory Approvals for and, following Regulatory Approval, Commercialize the Licensed Products in the Territory within the Field of Use during the Term. Cara shall use good faith Commercially Reasonable Efforts to develop and obtain Regulatory Approvals for Licensed Products in the U.S. reasonably in accordance with the development timeline provided by Cara in Exhibition C of this Agreement during the Term. Such diligence obligations mutually apply to both: (a) IV product form of Licensed Product for use in treating acute pain and uremic pruritus and additional indications; and (b) oral dose forms of Licensed Product for use in treating chronic pain conditions and uremic pruritus and additional indications. If Cara fails to use Commercially Reasonable Efforts to conduct the above development reasonably in accordance with the timeline, and such development timeline is thereby delayed, then it is understood that CKD’s diligence obligations under the above shall be postponed an equivalent amount of time due to such delay.

4.2 Reports. Within thirty (30) days after the end of each calendar year and the end of the second calendar quarter of each year, CKD shall provide to Cara a written semi-annual report concerning its (and its Affiliates’, if applicable) efforts regarding development and Commercialization of the Licensed Products in the Territory as carried out during the prior six (6) months and as planned for the next six (6) months, which semi-annual report shall include a summary of its pre-clinical and development activities, the status of its clinical trials and the then current schedule for clinical trials and for filing regulatory applications in the Territory, and the status of other approvals necessary to manufacture and market Licensed Products, including pricing and reimbursement approvals from the appropriate Regulatory Authorities in each country. Further, Cara shall provide CKD a written semi-annual report concerning its (and its Affiliates’ or Sublicensee’s, if applicable) efforts regarding development of the Licensed Products in the United States, to the extent such information is reasonably needed by CKD for its clinical development and regulatory activities in the Territory for Licensed Product. Each Party shall also provide prompt written notice to the other party of (i) any Regulatory Approval received for any Licensed Product in the Territory or outside Territory and (ii) the Launch Date for each Licensed Product in the Territory or outside Territory. The information contained in such reports and notices shall be deemed to be the disclosing Party’s Confidential Information.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.

ARTICLE 5

MANUFACTURE AND SUPPLY OF API

5.1 Manufacture and Supply of CR-845 API by Cara. The Parties agree that Cara shall manufacture, or have manufactured, and supply to CKD its requirements of CR-845 API, in accordance with the terms and conditions of a supply agreement to be entered into by the Parties consistent with the terms of this Article 5. Promptly after the Effective Date, the Parties shall negotiate in good faith and enter into a commercially reasonable supply agreement (the “Supply Agreement”) regarding supply to CKD of its requirements for CR-845 API, for use in clinical trials and, when appropriate, in Commercialization of Licensed Product in the Territory. Such Supply Agreement shall contain the pricing and related supply terms in this Article 5, and all other appropriate terms typical for similar supply agreements covering supply of API, including forecasting, ordering, delivery, warranties and indemnities, which terms shall be commercially reasonable. In the Supply Agreement, Cara shall warrant that any CR-845 API and Drug Product for clinical trials supplied to CKD under such agreement shall conform to the Specifications, and shall provide typical, commercially reasonable remedies for CR-845 API and Drug Product for clinical trials supplied by Cara that fails on delivery to meet the product warranty in such Supply Agreement.

5.2 API Transfer Price. The Supply Agreement shall provide that CKD shall pay Cara a transfer price for all amounts of CR-845 API delivered to CKD by Cara (the “Transfer Price”). Such Transfer Price shall be an amount invoiced by Cara, but the Transfer Price for any amount of CR-845 API delivered shall not be an amount that exceeds [*] of the Net Sales for Licensed Products sold, all on a per unit of Licensed Product basis. The Royalty Amount will be based on the prior calendar year’s Annual Net Sales. The Supply Agreement shall have a pricing reconciliation mechanism to assure that the transfer prices charged by Cara are within the above parameters.

ARTICLE 6

CONSIDERATION; PAYMENTS; REPORTS

6.1 License Fee. CKD shall pay to Cara, within thirty (30) days after the Effective Date, an upfront license fee in the aggregate amount of One Million United States Dollars (US$1,000,000), payable as follows: (a) Five Hundred Thousand United States Dollars (US$500,000) shall be paid in cash by wire transfer of immediately available funds into an

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.

account designated in writing by Cara, and (b) Five Hundred Thousand United States Dollars (US$500,000) shall be paid to Cara in cash by wire transfer of immediately available funds to purchase one hundred seventy-three thousand six hundred eleven (173,611) shares of preferred equity stock of Cara (such shares sold at $2.88 per share) pursuant to a Stock Purchase Agreement entered into between the Parties as of the Effective Date. Such upfront license fee is and shall be nonrefundable and noncreditable against any milestones or other fees or payments due Cara under this Agreement.

6.2 Milestone Payments.

(a) CKD shall pay to milestone payments in the amounts set forth below within 30 days of the achievement of the applicable development events with respect to Licensed Product being developed in the Territory for the specified indication:

Indication:	Milestone Event	Milestone Payment

For Pain	Completion* of Phase 2 Trial in U.S.	[*]

“	NHIP Listing in Territory	[*]

For Uremic Pruritus	Completion of Phase 1a Oral Trial in U.S.	[*]

“	Completion of Phase 1b Oral Trial in U.S	$250,000

“	Completion of Phase 2 Trial in U.S.	[*]

“	Completion of Phase 3 Trial in U.S.	[*]

“	NHIP Listing in Territory	[*]

Total		$3,750,000

*	as used in the above schedule, “Completion” means CKD’s receipt of the complete draft report for the applicable clinical trial from Cara.

(b) The parties shall use good faith Commercially Reasonable Efforts to achieve, or facilitate and cause the achievement of, the milestone events set forth in Section 6.2(a) above. All such milestone payments shall be nonrefundable and noncreditable against any other fees or payments due Cara under this Agreement. Each Party shall promptly notify the other Party in writing of the achievement of any particular milestone as soon as practicable, and CKD shall pay to Cara the applicable milestone payment within thirty (30) days following occurrence of the milestone event.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.

6.3 Royalties. CKD shall pay royalties to Cara as a percentage of Net Sales of Licensed Products in the Territory, at the following royalty rates, which depend on the aggregate amount of Net Sales of Licensed Products in the applicable calendar year:

Annual Net Sales	Royalty Rate
<$5 million	[	*]
$5 million - $20 million	[	*]
Above $20 million	[	*]

The foregoing royalties shall be paid, with respect to sales of a Licensed Product in the Territory by CKD and its Affiliates and Sublicensees, until the expiration of the Royalty Term applicable to such Licensed Product in such country.

6.4 Sublicense Fees. In consideration of any sublicense granted to a Sublicensee hereunder, CKD shall pay to Cara an amount equal to [*] of any upfront license fees, milestone payments, or other similar license fees paid by such Sublicensee to CKD based on such sublicense (but excluding, for clarity, any royalty payments made to CKD).

6.5 Payments; Reports. Payment of all sums due to Cara under this Article 6 shall be made to Cara by wire transfer, or electronic funds transfer (EFT), in accordance with payment transfer instructions to be provided by Cara. Beginning with the calendar quarter in which the Launch Date of the first Licensed Product occurs until the expiration of CKD’s obligation to pay royalties, royalty payments and reports of the sale of Licensed Products for each calendar quarter will be calculated and delivered to Cara under this Agreement within thirty (30) days of the end of each such calendar quarter, unless otherwise specifically provided herein. Each payment of royalties shall be accompanied by a report of Net Sales of Licensed Products in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including the number of Licensed Products sold, the gross sales and Net Sales of Licensed Products and deductions taken from gross sales by category as set forth in the definition of Net Sales to arrive at the Net Sales calculation, the royalties payable (in Dollars), the method used to calculate the royalty and the exchange rates used. The total royalty due for the sale of Licensed Products during such calendar quarter shall be paid at the time such report is made. CKD will keep complete and accurate records pertaining to the sale or other disposition of Licensed Products in sufficient detail to permit Cara to confirm the accuracy of all payments due hereunder. For any FTE costs and other expenses incurred by Cara that are reimbursable under this Agreement, Cara shall invoice CKD no more frequently than quarterly for such FTE costs and reimbursable expenses incurred under the terms of this Agreement, and CKD shall pay such invoiced amounts within thirty (30) days of receipt of each such invoice.

6.6 Exchange Rate. With respect to Net Sales invoiced or expenses incurred in a currency other than Dollars, the Net Sales invoiced or expenses incurred shall be paid in Dollars converted at the Foreign Daily T/T Exchange Rate on a present quotation time published by Korea Exchange Bank on the date immediately prior to the payment date. All payments shall be made in Dollars.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.

6.7 Late Payments. Any amounts owed and not paid by CKD when due under this Agreement shall be subject to interest from and including the date payment is due through and including the date upon which CKD has made a wire transfer of immediately available funds into an account designated by Cara, at a per annum interest rate equal to [*].

6.8 Taxes. In the event that laws, rules or regulations require CKD to withhold Taxes with respect to any payment to be made by CKD pursuant to this Agreement, CKD will notify Cara of such withholding requirement prior to making the payment to Cara and provide such assistance to Cara, including the provision of such documentation as may be required by a tax authority, as may be reasonably necessary in Cara’s efforts to claim an exemption from or reduction of such taxes. CKD will, in accordance with such laws, rules or regulations, withhold taxes from the amount due, and remit such taxes to the appropriate tax authority. CKD shall provide to Cara original copies of all official receipts evidencing such tax obligation together with written evidence of payment within fifteen (15) days following such payment. If taxes are paid to a tax authority, CKD shall provide reasonable assistance to Cara to obtain a refund of taxes withheld, or obtain a credit with respect to taxes paid.

6.9 Audit. CKD and its Affiliates and Sublicensees shall keep complete and accurate records of the underlying revenue and expense data relating to the calculations of Net Sales, COGS and payments required under this Agreement for three (3) years from the end of the calendar quarter in which the Net Sales were accrued. Cara shall have the right, at its own expense and no more than [*], to have an independent, certified public accountant, selected by Cara and reasonably acceptable to CKD, review all such records upon reasonable notice and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments required and made under this Agreement within the prior thirty-six (36) month period. No calendar quarter may be audited more than one time. Notwithstanding the foregoing, in the event that CKD restates its earnings, and such restatement would impact the royalty due to Cara for any period(s) previously audited, or CKD revises a report or makes a further payment for a period for which a report or payment was previously provided or due to Cara under Section 5.5, which report or payment reflects a material change in the amount of royalties due for the prior period and Cara has previously audited such period, then Cara shall have the right to re-audit the affected time period(s) solely with respect to verifying the effect, if any, such restatement or revision has on royalties due with respect to such period(s). CKD shall receive a copy of each audit report promptly from Cara. Should the inspection lead to the discovery of a discrepancy to Cara’s detriment, CKD shall pay the amount of the discrepancy within thirty (30) days after being notified thereof. Cara shall pay the full cost of the inspection unless the discrepancy is greater than [*], in which case CKD shall pay to Cara the actual cost charged by such accountant for such inspection.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.

ARTICLE 7

INTELLECTUAL PROPERTY

7.1 Prosecution and Maintenance.

(a) Except as otherwise provided below, Cara (or its licensor, as applicable) will have the sole responsibility, using its reasonable efforts and at its discretion, for the filing, prosecution, defense and maintenance of the Licensed Patent Rights before all patent authorities in the Territory (the “Prosecution”), including conducting or defending any interferences or similar proceedings and in obtaining and maintaining any patent extensions, supplementary protection certificates and the like with respect to the Licensed Patent Rights ( the “Patent Prosecution”). All costs and expenses in relation to any Prosecution in the Territory shall be borne by Cara except the costs and expenses for maintenance after registration borne by CKD. Cara will consult with CKD reasonably regarding such Prosecution efforts and shall consider and take into account any reasonable CKD comments with regards to such efforts. To that end, Cara will keep CKD reasonably informed of the progress with regard to all activities relating to the Prosecution in the Territory, to the extent such progress reasonably relates to the claims in the Licensed Patent Rights that related to the Field of Use and are licensed to CKD under this Agreement. Cara shall provide to CKD copies of all material patent documents relating to the Prosecution efforts relating directly to the Field of Use, a reasonable time in advance of any proposed filing or required response, and CKD will have the right to comment on any such filing or response.

7.2 Infringement by Third Parties.

(a) If CKD becomes aware of any infringement, actual or suspected, or any other unauthorized use of the Licensed Patent rights by Third Party infringers in the Territory within the Field of Use (a “Field Infringement”), it shall promptly give notice to Cara in writing specifying the particulars of the unauthorized use. Cara, at its sole discretion, shall have the right to take whatever action it deems advisable in connection with the Field Infringement. Cara shall notify CKD of whatever action is taken, or if none is taken. If Cara decides to take action of any kind against the Field Infringement, Cara shall have sole control of the conduct of any such action. Cara shall bear the entire cost and expense associated with the conduct of any such action, and any recovery or compensation that may be awarded as a result of such action, including but not limited to any settlement that may be reached, shall belong to Cara. CKD, if requested by Cara, shall cooperate fully with Cara, at Cara’s expense, in the conduct of any such action. Such cooperation shall not entitle CKD to any claim for recovery or compensation in respect thereof, and all such recovery or compensation shall belong solely to Cara. In the event CKD has any commercial damages and losses directly from Field Infringement by Third Party, CKD shall keep Cara informed of them and Cara shall agree to cooperate with CKD for a remedy and defense. CKD shall not take any actions with respect to any such Field Infringement that materially negatively affects Cara’s rights or interests in the Licensed Patent rights.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

17.

7.3 Defense. Each Party shall promptly notify the other Party upon receiving written notice of any potential infringement, or any Third Party claim or action against Cara or CKD or any of their Affiliates for possible infringement, of a Third Party patent right resulting from the development or Commercialization of Licensed Product in the Territory. Subject to the indemnification and defense obligations of the Parties under Article 9, each Party shall be responsible for defending, and shall control the defense of, any such action brought against such Party. The Parties shall confer with each other and cooperate in the defense of any such action in which both Cara and CKD are named parties. Neither Party shall enter into any settlement of any action under this Section 7.3 that materially negatively affects the other Party’s rights or interests under this Agreement without such other Party’s written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 7.3 shall obligate either Party to defend against any action referenced in this Section 7.3.

7.4 Cooperation. Each Party agrees to reasonably cooperate with the other Party in the filing, prosecution, maintenance, defense and enforcement of Licensed Patent Rights, as set forth in this Article 7, including joining an action or proceeding if reasonably requested, signing any necessary legal papers, and providing the other Party with data or other information reasonably requested in support thereof. Each Party shall keep the other Party reasonably informed of the substantive developments with respect to any enforcement or defensive actions under this Article 7 regarding Licensed Patent Rights.

7.5 Marking. All Licensed Products shall be marked with the patent numbers of issued patents within Licensed Patent Rights that cover such Licensed Products, to the extent permitted by law in countries in which such markings have notice value against infringers of patents.

ARTICLE 8

REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1 Representations and Warranties of Cara. As of the Effective Date, Cara hereby represents and warrants to CKD as follows:

(a) Corporate Existence and Power. Cara is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted.

(b) Authority and Binding Agreement. Cara has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder. Cara has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered by Cara and constitutes a legal, valid and binding obligation of Cara that is enforceable against it in accordance with its terms.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

18.

(c) No Conflict. The execution, delivery and performance of this Agreement by Cara does not conflict with, and would not result in a breach of, any material agreement or other binding instrument, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(d) Patent Rights. Cara has the right to grant the licenses under the Licensed Technology granted hereunder and has not assigned, transferred, conveyed or licensed its right, title and interest in the Licensed Technology in a manner inconsistent with the terms of this Agreement. There is no pending litigation or, to Cara’s knowledge, written threat of litigation that has been received by Cara (and has not been resolved by taking a license or otherwise), which alleges that Cara’s activities with respect to the Licensed Technology have infringed or misappropriated any of the intellectual property rights of any Third Party.

(e) Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8.1, ALL INTELLECTUAL PROPERTY RIGHTS, MATERIALS AND INFORMATION PROVIDED TO CKD UNDER THIS AGREEMENT ARE BEING PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8.1, CARA MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND, INCLUDING AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR NON-INFRINGEMENT. SPECIFICALLY, CARA DOES NOT WARRANT THE VALIDITY OR ENFORCEABILITY OF THE LICENSED PATENT RIGHTS, OR LICENSED TRADEMARKS, AND MAKES NO REPRESENTATIONS WHATSOEVER WITH REGARD TO THE SCOPE OF THE LICENSED PATENT RIGHTS OR LICENSED TRADEMARKS, OR THAT THE LICENSED PATENT RIGHTS OR LICENSED KNOW-HOW MAY BE EXPLOITED WITHOUT INFRINGING OTHER PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

8.2 Representations and Warranties of CKD. As of the Effective Date, CKD hereby represents and warrants to Cara as follows:

(a) Corporate Existence and Power. CKD is a corporation duly organized, validly existing and in good standing under the laws of The Republic of Korea, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted.

(b) Authority and Binding Agreement. CKD has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder. CKD has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered by CKD and constitutes a legal, valid and binding obligation of CKD that is enforceable against it in accordance with its terms.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

19.

(c) No Conflict. The execution, delivery and performance of this Agreement by CKD does not conflict with, and would not result in a breach of, any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

8.3 Additional Covenants.

(a) No Misappropriation or Infringement. CKD covenants to Cara that CKD shall not knowingly misappropriate or infringe any trade secret, patent or other intellectual property of another party in its activities to develop, manufacture or Commercialize Licensed Products.

(b) No Debarment. CKD covenants to Cara that, in the course of the development and Commercialization of Licensed Products during the Term, CKD shall not knowingly use any employee or consultant who is or has been debarred by any Regulatory Authority or, to the best of CKD’s knowledge, is or has been the subject of debarment proceedings by any Regulatory Authority. Cara covenants to CKD that, in the course of the supply and testing activities under Sections 3.3 and 3.4, Cara shall not knowingly use any employee or consultant who is or has been debarred by any Regulatory Authority or, to the best of Cara’s knowledge, is or has been the subject of debarment proceedings by any Regulatory Authority.

(c) Compliance with Applicable Law. CKD covenants to comply with all Applicable Laws in performing or conducting its activities under this Agreement.

ARTICLE 9

INDEMNIFICATION

9.1 Indemnification by Cara. Cara hereby agrees to defend, hold harmless and indemnify CKD and its Affiliates, and each of their respective officers, directors and employees (collectively, the “CKD Indemnitees”), from and against any and all Losses arising out of any Third Party Claim against a CKD Indemnitee that is based upon or results from: (i) any of Cara’s representations and warranties set forth in Section 8.1 of this Agreement being untrue in any material respect when made; (ii) Cara’s failure to perform, in any material respect, any covenant or agreement or warranty of Cara set forth in this Agreement; or (iii) any Third Party Claim involving any legal action, including application for an injunction by a court, against CKD alleging that the CR-845 compound in Finished Product sold by CKD in the Territory infringes

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

20.

upon any issued patent right of the Third Party (and subject to Section 9.5); or (iv) Cara’s negligence or willful misconduct; except, in each case, to the extent any such Losses result from the negligence or willful misconduct of CKD Indemnitees or from the breach of any representation or warranty or covenant or obligation under this Agreement by CKD or its Affiliate or Sublicensee.

9.2 Indemnification by CKD. CKD hereby agrees to defend, hold harmless and indemnify Cara and its Affiliates, and each of their respective officers, directors and employees (collectively, the “Cara Indemnitees”), from and against any and all Losses arising out of any Third Party Claim against a Cara Indemnitee that is based upon or results from: (i) any of CKD’s representations and warranties set forth in Section 8.2 of this Agreement being untrue in any material respect when made; (ii) CKD’s or its Affiliate’s failure to perform, in any material respect, any covenant or agreement or warranty of CKD set forth in this Agreement; (iii) the exercise or practice by CKD, its Affiliates or Sublicensees of the licenses granted to CKD under Sections 2.1 and 2.2; or (iv) the development, manufacture or Commercialization of Licensed Product by or for CKD, its Affiliates or Sublicensees; except, in each case, to the extent any such Losses result from the negligence or willful misconduct of Cara Indemnitees or from the breach of any representation or warranty or covenant or obligation under this Agreement by Cara.

9.3 Indemnification Procedures. Each Party (Cara on behalf of Cara Indemnitees, or CKD on behalf of CKD Indemnitees) will promptly notify the other Party when it becomes aware of a Claim for which indemnification may be sought hereunder. To be eligible to be indemnified for a Claim, a Person seeking indemnification (the “Indemnified Party”) shall (i) provide the Party required to indemnify such Person (the “Indemnifying Party”) with prompt written notice of the Claim giving rise to the indemnification obligation under this Article 9, provided that, the failure to provide such prompt notice shall not relieve the Indemnifying Party of any of its obligations under this Article 9 except to the extent the Indemnifying Party is actually prejudiced thereby; (ii) provide the Indemnifying Party with the exclusive ability to defend (with the reasonable cooperation of the Indemnified Party) against the Claim; and (iii) not settle, admit or materially prejudice the Claim, without the Indemnifying Party’s prior written consent. The Indemnified Party shall reasonably cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in the defense of any Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in and have its own counsel participate in any action or proceeding for which the Indemnified Party seeks to be indemnified by the Indemnifying Party. Such participation shall be at the Indemnified Party’s expense, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party’s obligations under Section 9.1 or 9.2, as the case may be, shall not apply to the extent of the Indemnified Party’s failure to take reasonable action to mitigate any Losses. The Indemnifying Party shall not settle or compromise, or consent to the entry of any judgment with respect to, any Claim, without the prior written consent of the Indemnified Party, which will not be unreasonably withheld or delayed.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

21.

9.4 Insurance. CKD shall, at its own expense, procure and maintain during the Term and for a period of five (5) years thereafter, insurance policy/policies, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated in the Territory. Such insurance shall not be construed to create a limit of CKD’s liability with respect to its indemnification obligations under this Article 9. CKD shall provide Cara with written evidence of such insurance upon request. CKD shall provide Cara with prompt written notice of cancellation, non-renewal or material change in such insurance or self-insurance which could materially adversely affect the rights of Cara hereunder and shall use commercially reasonable efforts to provide such notice at least thirty (30) days prior to any such cancellation, non-renewal or material change. CKD’s insurance hereunder shall be primary with respect to the obligations for which CKD is liable hereunder and Cara’s insurance shall be non-contributing with respect to the obligations for which Cara is to be indemnified by CKD hereunder. Cara’s insurance hereunder shall be primary with respect to the obligations for which Cara is liable hereunder and CKD’s insurance shall be non-contributing with respect to the obligations for which CKD is to be indemnified by Cara hereunder.

9.5 Patent Matters. With respect to the indemnity obligation in Section 9.1(iii) above, it is understood and agreed that: (a) the indemnification does not cover or include lost profits or other future economic harm; and (b) in the event that there exists an issued patent in the Territory owned by a Third Party the claims CR-845 (which patent Cara does not believe will ever exist), then Cara would have the right to terminate the Agreement if the Parties cannot avoid infringement of such patent by sale of Finished Product, such as by obtaining a license on reasonable terms under such patents.

ARTICLE 10

CONFIDENTIALITY

10.1 Treatment of Confidential Information. The Parties agree that during the Term, and for a period of [*] after this Agreement expires or terminates, a Party receiving Confidential Information of the other Party shall (i) maintain in confidence such Confidential Information; (ii) not disclose such Confidential Information to any Third Party without prior written consent of the disclosing Party, except as otherwise permitted in this Article 10; and (iii) not use such Confidential Information for any purpose other than the performance of or exercise of its rights under this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

22.

10.2 Authorized Disclosure.

(a) If, based upon the advice of legal counsel skilled in the subject matter, a Party is required to disclose specific Confidential Information of the other Party to comply with an applicable law, regulation, legal process, or order of a government authority or court of competent jurisdiction, the Party may disclose such Confidential Information only to the entity or person required to receive such disclosure; provided, however, that the Party required to disclose such Confidential Information shall (a) to the extent permitted by such law, regulation, process, order or rules, first have given prompt (but in no event less than five (5) business days) advance notice to such other Party to enable it to seek any available exemptions from or limitations on such disclosure requirement and shall reasonably cooperate in such efforts by the other Party, (b) furnish only the portion of the Confidential Information which is legally required to be disclosed; (c) use all reasonable efforts to secure confidential protection of such Confidential Information, and (d) continue to perform its obligations of confidentiality and non-use set out in this Article 10.

(b) Each Party may disclose Confidential Information of the other Party to Regulatory Authorities to the extent such disclosure is reasonably necessary in regulatory filings required for the development and/or commercialization of Licensed Products. In addition, each Party may disclose Confidential Information of the other Party (other than Manufacturing Information) to the extent such disclosure is reasonably necessary in the following instances: filing or prosecuting patents as permitted by this Agreement; disclosure to Sublicensees and potential Sublicensees, and to licensees or potential licensees of Cara, and to contractors, employees and consultants, who need to know such information for the development, manufacture and commercialization of Licensed Products, to bankers, lawyers, accountants, agents or other Third Parties in connection with due diligence or similar investigations, and to potential Third Party investors in confidential financing documents; provided that any such Sublicensee, licensee, contractor, employee, consultant, banker, lawyer, accountant, agent or Third Party is bound by obligations of confidentiality and non-use at least as restrictive as those set forth herein. In the case of each disclosure, the Party making such disclosure shall use reasonable efforts to obtain confidential treatment of any such disclosure, and shall not disclose Confidential Information of the other Party other than is reasonably necessary.

10.3 Publicity; Terms of Agreement. The Parties shall treat the existence and material terms of this Agreement as confidential and shall not disclose such information to Third Parties without the prior written consent of the other Party or except as provided in Section 10.2 (treating such information as Confidential Information of both Parties for purposes of Section 10.2). The Parties agree that upon execution of this Agreement or shortly thereafter, either Party may issue a press release, which shall be subject to prior review and approval by the other Party, not to be unreasonably withheld or delayed. Except for such press release or as otherwise required by applicable law or applicable stock exchange requirements, neither Cara nor CKD shall issue or cause the publication of any other press release or public announcement with respect to the transactions contemplated by this Agreement without the express prior approval of the other Party, which approval shall not be unreasonably withheld or delayed; provided that, each of Cara and CKD may make any public statement in response to questions by the press,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

23.

analysts, investors or those attending industry conferences or financial analyst calls, or issue press releases, so long as any such public statement or press release is not inconsistent with prior public disclosures or public statements approved by the other Party pursuant to this Section 10.3 and which do not reveal non-public information about the other Party. If, in the reasonable opinion of a Party’s legal counsel, a public announcement of the transactions contemplated by the Agreement is required by applicable laws or applicable stock exchange requirements, then, to the extent permissible by law, such Party will provide the other with notice reasonable under the circumstances (but in no event less than ten (10) days prior to disclosure) of such intended announcement and will consult with the other Party with respect to the nature and scope of the required announcement (which shall be limited to the information reasonably required to be disclosed). In addition to the foregoing, with respect to complying with the disclosure requirements of the Securities and Exchange Commission or other regulatory agencies, in connection with any required filing of this Agreement with such agency, the Parties shall consult with one another concerning which terms of this Agreement shall be requested to be redacted in any public disclosure of the Agreement by the agency, Licensed Products and Field of Use, the exhibits, and any dollar amounts set forth herein. If CKD is required to disclose this Agreement or any terms hereof, CKD shall give Cara reasonable advance notice of such required disclosure and shall address and accommodate all Cara’s reasonable comments regarding the extent of such disclosure.

10.4 Injunctive Relief. Given the nature of the Confidential Information and the competitive damage that would result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 10. In addition to all other remedies, a Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 10.

ARTICLE 11

TERM AND TERMINATION

11.1 Term. This Agreement shall expire upon the expiration of the last Royalty Term for any Licensed Product with respect to which CKD has a license under this Agreement, unless earlier terminated pursuant to this Article 11. Upon expiration of the Royalty Term with respect to a Licensed Product without renewal and payment in full of all amounts owed to Cara hereunder with respect to such Licensed Product, the license granted in Section 2.1 for such Licensed Product in the Territory shall become non-exclusive, fully paid up and irrevocable, and shall survive any expiration (but not early termination) of this Agreement, provided that CKD shall retain all its rights under its Regulatory Approval and the Product Mark in the Territory.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

24.

11.2 Termination.

(a) Termination for Bankruptcy/Insolvency. A Party may terminate this Agreement on written notice in the event any of the following occurs with respect to the other Party: (a) such Party files a petition in bankruptcy or makes a general assignment for the benefit of creditors or otherwise acknowledges in writing insolvency, or is adjudged bankrupt, and such Party, (i) fails to assume this Agreement in any such bankruptcy proceeding within thirty (30) days after filing or (ii) assumes and assigns this Agreement to a Third Party; (b) such Party goes into or is placed in a process of complete liquidation; (c) a trustee or receiver is appointed for any substantial portion of such Party’s business and such trustee or receiver is not discharged within sixty (60) days after appointment; (d) any case or proceeding shall have been commenced or other action taken against such Party in bankruptcy or seeking liquidation, reorganization, dissolution, a winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or similar act or law of any jurisdiction now or hereafter in effect is not dismissed or converted into a voluntary proceeding governed by clause (a) above within sixty (60) days after filing; or (e) there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of such Party and such event shall have continued for a period of sixty (60) days and none of the following has occurred: (i) it is dismissed, (ii) it is bonded in a manner reasonably satisfactory to the other Party, or (iii) it is discharged.

(b) Termination for CKD Default. Upon any material breach by CKD of this Agreement, Cara may notify CKD in writing of such breach and require that CKD cure such breach within thirty (30) days of such notice, for any payment breach, or within ninety (90) days of Cara’s notice for any other breach. In the event CKD shall not have cured the breach by the end of the applicable cure period, Cara may terminate this Agreement immediately upon written notice to CKD.

(c) Termination for Cara Default. Upon any material breach by Cara under this Agreement, CKD may notify Cara in writing of such breach and require that Cara cure such breach within ninety (90) days of CKD’s notice. In the event Cara shall not have cured the breach by the end of the cure period, CKD may terminate this Agreement immediately upon written notice to Cara.

(d) Other Termination. If CKD, its Affiliate or Sublicensee files any lawsuit or reexamination or protest proceeding or the equivalent against Cara or its Affiliates seeking a declaratory judgment or determination that any claim(s) of the Licensed Patent Rights is invalid, unenforceable, of narrower scope or otherwise not patentable, then Cara shall have the right to terminate this Agreement at any time upon written notice to CKD. In the event the Licensed Patent Right is invalid, unenforceable, of narrower scope or otherwise not patentable without CKD’s legal action against the Licensed Patent Rights in the Territory during the Term or the Third Party commercializes any product which contains any compound with an identical structure of CR-845 in Exhibit A without Infringement against the Licensed Patent in the Territory during the Term, CKD shall have the right to terminate this Agreement at any time upon written notice to Cara.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

25.

11.3 Effects of Termination.

(a) Upon termination of this Agreement pursuant to Section 11.2: (i) all licenses and rights granted hereunder to CKD shall terminate and revert exclusively to Cara, all sublicenses (if any) granted by CKD under the rights or licenses granted to CKD under this Agreement shall terminate, unless and except to the extent that Cara agrees in writing such sublicenses shall not terminate upon termination of this Agreement but instead shall become direct licenses with Cara; and (ii) CKD (and its Affiliates) shall immediately cease all development and Commercialization of Licensed Products and return to Cara all physical manifestations of the Licensed Technology and Cara Confidential Information (including Manufacturing Information). Upon termination of this Agreement by CKD pursuant to Section 11.2(c) due to uncured material breach by Cara, all licenses and rights granted to Cara pursuant Section 2.4 shall terminate and revert exclusively to CKD, and Cara shall immediately return to CKD, all Confidential Information of CKD, including the CKD Patents, the CKD Know-How, and CKD Product data.

(b) Upon such termination of this Agreement by Cara pursuant to Section 11.2(a), 11.2(b) or 11.2(d), CKD agrees to promptly transfer to Cara (including making such filings as may be required with Regulatory Authorities and other governmental authorities of the Territory to effect such transfer), at Cara’s request, the following with respect only to the Licensed Products: (i) ownership of all Regulatory Documents and Regulatory Approvals applicable to Licensed Products that are Controlled by CKD or its Affiliates (including the Regulatory Documents) at such time; (ii) all pre-clinical (including toxicology) and clinical study protocols, data and reports applicable to Licensed Products that are possessed or owned by CKD or its Affiliate at such time; and (iii) all Cara-sponsored or investigator-sponsored clinical trial results, and the results of all ongoing clinical trials, and (iv) such other information, data, and documents applicable to Licensed Products that are owned by CKD or its Affiliate that are reasonably requested by Cara to permit Cara and its Affiliates to develop, manufacture and commercialize Licensed Products after the termination date, including but not limited to any documents related to the prosecution, maintenance, defense and enforcement of the Licensed Patent Rights.

(c) Effective upon termination of this Agreement by Cara pursuant to Section 11.2(a), 11.2(b) or 11.2(d), CKD will be deemed to have hereby granted to Cara and its Affiliates an irrevocable, royalty-free, fully paid-up, non-exclusive, fully transferable, worldwide, perpetual license, with the right to grant sublicenses, under any intellectual property Controlled by CKD as of the effective date of such termination (including patents, copyrights, trademarks, trade secrets and know-how) that incorporates, uses or is derived from Licensed Technology (including all CKD Know-How and CKD Patents) solely to make, have made, use, sell, offer to sell or import products containing CR845.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

26.

(d) Upon any such termination of the Agreement, then at the request of Cara, CKD agrees to negotiate with Cara in good faith to sell and transfer to Cara any inventory of Licensed Products. CKD further agrees, upon such termination, at the request of Cara, to negotiate in good faith with Cara to assign to Cara any contracts with Third Party manufacturers, suppliers, clinical trial organizations or clinical trial sites related to Licensed Products.

(e) Upon any such termination of the Agreement, the Parties will cooperate in good faith to establish a transition plan to effectuate the transfers contemplated under this Section 11.3 in a manner that preserves continuity of clinical and commercial supply with respect to any Licensed Products that are being developed and/or commercialized as of the effective date of the termination.

11.4 Survival. The following provisions shall survive any expiration or termination of this Agreement: Articles 1 (to the extent needed for the other Articles and Sections that survive), 6, 10, and 12, and Sections 2.4 (except as otherwise provided in Section 11.2(a)), 3.2 (solely the 6th sentence), 3.3 (solely the 8th sentence), 3.6 (other than the last sentence), 8.1(e), 11.3, and 11.4. Termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach or Default of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. The remedies provided in this Article 11 are not exclusive of any other remedies a Party may have in law or equity.

ARTICLE 12

MISCELLANEOUS

12.1 Entire Agreement; Amendment. This Agreement, including the exhibits, constitutes the entire agreement between the Parties (or their Affiliates) related to the subject matter hereof. All prior and contemporaneous negotiations, representations, warranties, agreements, statements, promises and understandings related to the subject matter hereof are superseded by and merged into and extinguished and completely expressed by this Agreement, including the exhibits. No Party shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement, including the exhibits. As of the Effective Date, the Mutual Non- Disclosure Agreement dated August 18th, 2010 between Cara and CKD (the “Confidentiality Agreement”), is hereby superseded by this Agreement, provided that all Confidential Information (as defined in the Confidentiality Agreement) disclosed thereunder shall be treated as Confidential Information disclosed under, and subject to the terms of, this Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

27.

12.2 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes (i) when delivered, if sent by recognized overnight courier or personally delivered, or (ii) upon confirmation of receipt, if sent by facsimile transmission (provided a duplicate hard copy is promptly delivered by one of the other foregoing means), in each case using the mailing addresses of the Parties as set forth below (or such other mailing address of which a Party is notified pursuant to this Section 11.2):

For CKD:	Chong Kun Dang Pharmaceuticals Corp.
368, 3-ga
Chungjeong-ro, Seodaemun-gu,
Seoul 120-756, Korea
Tel : 02-2194-0447
Fax : 02-2194-0449
Attn: Junghwan Kim

With a copy to:

Facsimile: 02-2194-0449
Attn: Younha Lee

For Cara:	Cara Pharmaceuticals, Inc.
One Parrott Drive
Shelton, CT 06484
Facsimile: 203-567-1510
Attn: Derek Chalmers

With a copy to:	Josef Schoell

12.3 Governing Law; Dispute Resolution. This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut, as applied to agreements executed and performed entirely within the State of Connecticut, without regard to any applicable principles of conflicts of law. In the event any dispute arises among the parties, or any of them, which cannot be amicably resolved, such dispute shall be submitted to the International Chamber of Commerce for binding arbitration in accordance with the commercial arbitration rules of the International Chamber of Commerce as then in effect. The arbitration shall be conducted in the English language, and, unless otherwise agreed by the parties to the dispute, shall be held in Vancouver, B.C., Canada. Any arbitration award rendered in any such arbitration proceeding may be entered in and enforced by any court of competent jurisdiction.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

28.

12.4 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF OBLIGATIONS UNDER ARTICLE 9 OR FRAUD OR COMPARABLE INTENTIONAL MISCONDUCT, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER. The limitations set forth in this Section 12.4 shall not apply with respect to either Party’s indemnification obligations under Sections 9.1 or 9.2 for Third Party Claims.

12.5 Interpretation. Cara and CKD have each participated in negotiations and due diligence and consulted their respective counsel regarding this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

12.6 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other Party, except that a Party may make such an assignment or transfer, by operation of law or otherwise, without the other Party’s consent to its Affiliate(s) or to an entity that acquires all or substantially all of the business of such Party, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise. Notwithstanding the foregoing, Cara shall have the right to assign its rights to payment pursuant to Article 6 without CKD’s consent. This Agreement shall be binding on the successors and permitted assigns of the assigning Party, and the name of a Party appearing herein shall be deemed to include the name(s) of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment or attempted assignment by either Party in violation of the terms of this Section 12.6 shall be null and void and of no legal effect.

12.7 Performance by Affiliates. Each of Cara and CKD acknowledge that obligations under this Agreement may be performed by Affiliates of Cara and CKD. Each of Cara and CKD guarantee performance of this Agreement by its Affiliates, notwithstanding any assignment to Affiliates in accordance with Section 12.6 of this Agreement.

12.8 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the Parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by law.

12.9 Headings. The heading for each article and section in this Agreement has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

29.

12.10 Further Actions Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

12.11 Independent Contractors. The relationship between CKD and Cara created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Each Party shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.

12.12 Use of Name. No right, express or implied, is granted to CKD by this Agreement to use in any manner any Trademark of Cara or its Affiliates. CKD shall not use or allow its representatives to use, any name or Trademark of Cara or its Affiliates, or the name of any of their employees, or any derivatives thereof, for purposes of any promotion, publicity or advertising without Cara’s prior written consent, which may be withheld at Cara’s sole discretion.

12.13 No Waiver. A Party’s consent to or waiver, express or implied, of the other Party’s breach of its obligations hereunder shall not be deemed to be or construed as a consent to or waiver of any other breach of the same or any other obligations of the other Party. A Party’s failure to complain of any act, or failure to act, by the other Party, to declare the other Party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder, of any such breach, or of any other obligation or condition. A Party’s consent in any one instance shall not limit or waive the necessity to obtain such Party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.

12.14 Fees and Expenses. Regardless of whether or not the transactions contemplated by this Agreement are consummated, each Party shall bear its own fees and expenses incurred in connection with the negotiation and execution of this Agreement.

12.15 No Set-Off. Neither Party shall have any right to set-off any amount owed to such first Party by the other Party or an Affiliate thereof under this Agreement, another agreement or otherwise from any amount owed by such first Party to the other Party hereunder, without the prior written consent of the other Party.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

30.

12.16 No Other Rights. The Parties acknowledge and agree that, except as expressly set forth in this Agreement, neither Party grants any rights or licenses to the other Party under this Agreement nor shall either Party have any rights or obligations under this Agreement.

12.17 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (with the exception of CKD Indemnitees and Cara Indemnitees under Sections 9.1 and 9.2, respectively).

12.18 Rules of Construction. The use in this Agreement of the term “including” (or any cognates thereof, such as “include” or “includes”) means “including (or the applicable cognate thereof), without limitation.” The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole, including the exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections and exhibits mean those sections of this Agreement and the exhibits attached to this Agreement, except where otherwise stated.

12.19 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.20 Precedence. In the event of any conflict between this Agreement and any of the exhibits attached hereto, this Agreement shall control.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

CARA THERAPEUTICS, INC.		CHONG KUN DANG PHARMACEUTICALS CORP.

By:	/s/ Derek Chalmers	By:	/s/ Kyung Ju Lee
Name:	Derek Chalmers	Name:	Kyung Ju Lee
Title:	President & CEO	Title:	President & CEO

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

31.

EXHIBIT A

COMPOUND CR-845

[*]

[*]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

B-1

EXHIBIT B

LICENSED PATENT RIGHTS

Korean Application No. Based on PCT Appln. No.	Title	Priority Appln., Filed
[*] [*]	[*]	[*] [*]

[*] [*]	[*]	[*] [*] [*] [*] [*] [*]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

J-1

EXHIBIT C

CR845 DEVELOPMENT TIMELINES

CR845 – Intravenous

[*]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.

CR845 – Oral

[*]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.